EXHIBIT 16.1

February 27, 1998



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by UniComp, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report for the month of February, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

  /s/ Coopers & Lybrand L.L.P.
  Coopers & Lybrand L.L.P.


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